UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2025

Fifth District Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42198	99-1897673
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive, New Orleans, Louisiana		70114
(Address of Principal Executive Offices)		(Zip Code)

(504) 362-7544
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value 0.01 per share	FDSB	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2025, Fifth District Bancorp, Inc. (the “Company”) and its bank subsidiary, Fifth District Savings Bank (the “Bank”), appointed Amie L. Lyons to serve as President and Chief Executive Officer on an interim basis to succeed Brian W. North who passed away suddenly on June 2, 2025.  Mr. North also served as a Director of the Company and the Bank.
Before her appointment, Ms. Lyons (age 47) served as the Bank’s Senior Vice President of Administration and Operations since 2019.  She also serves as a Director of the Company and the Bank.  There are no family relationships between Ms. Lyons and any Director or executive officer of the Company or the Bank.  Ms. Lyons and the Bank are parties to an Employment Agreement, a copy of which is filed as an exhibit to the Company’s Registration Statement on Form S-1, initially filed on March 8, 2024.
The Company’s Board of Directors intends to conduct an executive search inside and outside the Company to identify qualified individuals, in addition to Ms. Lyons, to serve as President and Chief Executive Officer on a permanent basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH DISTRICT BANCORP, INC.

DATE: June 4, 2025	By:	/s/ Amie L. Lyons
Amie L. Lyons President and Chief Executive Officer